UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Clearwire Corporation

(Exact name of registrant as specified in its charter)

Delaware	56-2408571

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Carillon Point
Kirkland, Washington	98033

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates:	333-139468	(if Applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
The Description of the registrant’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) to be registered hereunder is incorporated by reference from the description of such shares contained in the Registration Statement on Form S-1 (Commission File No. 333-139468), as amended (the “Registration Statement”), originally filed on December 19, 2006. This registration statement will incorporate by reference the description of the Class A Common Stock contained in any prospectus or supplement related to such shares subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.
Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWIRE CORPORATION
Dated:	March 7, 2007
By:	/s/ Benjamin G. Wolff
Benjamin G. Wolff
Title:	Chief Executive Officer

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